Exhibit 99.1

CERTIFICATION OF ANNUAL REPORT ON FORM 11-K
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the equivalent of the Chief Executive Officer and Chief Financial Officer of the Profit and Savings Plan for Employees of First Interstate BancSystem, Inc. (the “Plan”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002.

I certify that such Annual Report on Form 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 11-K Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

This Certification is executed as of June 25, 2003.

/s/ ROBERT A. JONES Robert A. Jones Plan Administrator Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.

     A signed original of this written statement required by Section 906 has been provided to First Interstate BancSystem, Inc. and will be retained by First Interstate BancSystem, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.